As filed with the Securities and Exchange Commission on November 19, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ORIENTAL FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	66-0538893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Professional Offices Park
997 San Roberto Street
San Juan, Puerto Rico 00926
(787) 771-6800
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Norberto González
Executive Vice President and Chief Financial Officer
Professional Offices Park
997 San Roberto Street
San Juan, Puerto Rico 00926
(787) 771-6800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Iván G. Marrero McConnell Valdés LLC 270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918 (787) 250-2606	Carlos O. Souffront General Counsel Oriental Financial Group Inc. Professional Offices Park 997 San Roberto Street San Juan, Puerto Rico 00926 (787) 993-4206

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE1

Title of each class of	Proposed maximum	Amount of
securities to be registered[2]	aggregate offering price[3]	registration fee
Common Stock, $1.00 par value per share
Preferred Stock, $1.00 par value per share
Warrants
Total	$200,000,000	$7,860

1.	As permitted under General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate offering price, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.

2.	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

3.	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2008
PROSPECTUS
Common Stock
Preferred Stock
Warrants
     Oriental Financial Group Inc. is a diversified financial holding company headquartered in San Juan, Puerto Rico. We may offer and sell from time to time in one or more offerings common stock, one or more series of preferred stock, and warrants, separately or together, with an aggregate offering price of up to $200,000,000 in amounts, at prices, and on terms determined at the time of offering. The warrants may be exercisable or exchangeable for our common or preferred stock.
     This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus.
     You should carefully read this prospectus and any applicable prospectus supplement together with the information described under “Where You Can Find More Information” in this prospectus before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of the securities.
     Our common stock is listed on the New York Stock Exchange under the symbol “OFG.”
     Neither the Securities and Exchange Commission nor any state or Commonwealth of Puerto Rico securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
     These securities are not savings accounts, deposits or obligations of Oriental Bank and Trust or any of our non-banking subsidiaries, and are not insured by the FDIC or any other governmental agency and may lose value.
     These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
The date of this prospectus is            , 2008

ii

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a shelf registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate amount of $200,000,000.
     This prospectus gives you a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information described under “Where You Can Find More Information.”
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s public reference room described under “Where You Can Find More Information.”
     When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference herein and therein. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.
     We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, we may sell the securities directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell the securities on terms described in the applicable prospectus supplement.
     Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the securities covered by this prospectus, you should refer to the registration statement and its exhibits.
     You may read and copy any document filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You can also obtain more information about us by visiting our website at http://www.orientalonline.com.

     The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to these documents. The information included in the following documents is incorporated by reference and is considered a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes previously filed information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:
•	annual report on Form 10-K for the year ended December 31, 2007;

•	quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008; and

•	current reports on Form 8-K filed March 3, 2008, May 19, 2008, June 23, 2008, August 26, 2008, October 10, 2008, October 17, 2008, and November 12, 2008.
     We also incorporate by reference all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and until all the shares being offered by this prospectus are sold. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.
     We will provide, at no cost, to each person, including a beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference, other than exhibits to these documents unless such exhibits are specifically incorporated by reference into such documents. Requests for copies should be directed to Oriental Financial Group Inc., Investor Relations c/o Anreder & Company, 10 E. 40th Street, Suite 1308, New York, NY 10016; telephone: (212) 532-3232 or (800) 421-1003; fax: (212) 679-7999; e-mail: ofg@anreder.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by our use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend,” “project,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions, which we describe in more detail elsewhere herein and in other documents filed by us with the SEC.
     Various factors could cause actual results or outcomes to differ materially from our expectations. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors, if any, will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary note.

THE COMPANY
     Oriental Financial Group Inc. is a diversified financial holding company headquartered in San Juan, Puerto Rico, offering a full range of financial services through its wholly owned subsidiaries Oriental Bank and Trust, Oriental Financial Services Corp., Oriental Insurance, Inc. and Caribbean Pension Consultants, Inc. As of September 30, 2008, we had total assets of $5.9 billion, total loans of $1.2 billion, total deposits of $1.5 billion, and stockholders’ equity of $242.0 million. We also had $1.8 billion of trust assets managed and $1.2 billion of customer investment assets gathered, each as of September 30, 2008. We currently operate through a network of 23 financial centers located throughout Puerto Rico and one location in Boca Raton, Florida, which serves as the headquarters of our wholly owned subsidiary Caribbean Pension Consultants, Inc.
     We are currently in our 44th year of operations and have developed a financial services platform that provides a broad array of financial products and services for our retail and institutional customers. We have organized our operations under three business lines: Banking, Financial Services and Treasury. Our core businesses are mortgage banking, trust and money management services, financial planning, securities brokerage, investment banking, commercial banking, consumer banking and insurance brokerage. In order to more effectively compete, we have focused our retail and commercial banking and financial planning efforts on professionals and owners of small and mid-size businesses and on the mid and high net worth individuals and families in Puerto Rico. We believe these segments of the market have been largely underserved.
     We have consistently been a leader in providing innovative banking products and services to the Puerto Rico market. In the 1990s, we were the first bank in Puerto Rico to establish a full service broker-dealer. We were also the first bank in Puerto Rico to offer S&P indexed certificates of deposit, individual retirement accounts structured as a mutual fund, and checking accounts with overdraft privileges. Our long-term goal is to strengthen our banking and financial services franchise by expanding our lending business, increasing the level of integration in the marketing and delivery of banking and financial services, continuing to maintain effective asset-liability management, growing non-interest revenues from banking and financial services, and improving operating efficiencies.
     Our strategy includes:
•	Strengthening our banking and financial services franchise by expanding our ability to attract deposits and build relationships with mid and high net worth individual customers and professionals, and small mid-size businesses through aggressive marketing and expansion of our sales force;

•	Focusing on greater growth in mortgage, commercial and consumer lending, insurance products, trust and wealth management services, and increasing the level of integration in the marketing and delivery of banking and financial services;

•	Matching our portfolio of investment securities with the related funding sources to lock-in favorable spreads, and primarily investing in U.S. government agency obligations;

•	Opening, expanding or relocating financial centers, improving operating efficiencies, and continuing to maintain effective asset-liability management; and

•	Implementing a broad ranging effort to instill in employees and make customers aware of our determination to effectively serve and advise our customers in a responsive and professional manner.
     Together with a highly experienced group of senior and mid level executives, this strategy has generally resulted in sustained growth in our mortgage, commercial, consumer lending and wealth-management activities, allowing us to distinguish ourselves in a highly competitive industry. The unstable interest rate environment of recent years has validated the strategy’s basic premise for greater revenue diversity, which remains an integral part of our long-term goal.

     Our principal executive offices are located at Professional Offices Park, 997 San Roberto Street, San Juan, Puerto Rico, and our telephone number is (787) 771-6800. We maintain a website at http://www.orientalonline.com.
Oriental Bank and Trust
     Our main operating subsidiary is Oriental Bank and Trust, a Puerto Rico full service commercial bank insured by the Federal Deposit Insurance Corporation and a member of the Federal Home Loan Bank of New York.
     Oriental Bank and Trust offers mortgage, commercial and consumer lending, demand, savings and time deposits, financial planning, and corporate and individual trust services in Puerto Rico. Through its trust department, Oriental Bank and Trust provides a complete range of fiduciary and custodial services to individuals, families and businesses. It has an international banking entity subsidiary, Oriental International Bank Inc., which offers Oriental Bank and Trust certain Puerto Rico tax advantages and its services are limited under Puerto Rico law to persons and assets/liabilities located outside of Puerto Rico. It also has a mortgage banking subsidiary, Oriental Mortgage Corporation, that offers mortgage loans in Puerto Rico.
     Borrowings are Oriental Bank and Trust’s largest interest-bearing liability component. Borrowings consist mainly of diversified funding sources including repurchase agreements, advances from the Federal Home Loan Bank of New York, and short-term borrowings. As of September 30, 2008, total borrowings amounted to $4.1 billion. Deposits are the bank’s second largest category of interest-bearing liabilities. At September 30, 2008, total deposits amounted to $1.5 billion. Of the bank’s total deposits, 29.8% are demand deposits, 3.9% are savings accounts, and 66.3% are certificates of deposit.
     Residential mortgage loans (including mortgage loans held for sale) comprise the largest component of Oriental Bank and Trust’s loan portfolio. Such loans represent 84.2% of the loan portfolio at September 30, 2008. The second largest component is commercial loans, which represent 13.8% of the portfolio. The third component is consumer loans, which represent 2.0% of the portfolio. Oriental Mortgage Corporation has an exclusive alliance with Primerica Financial Services Home Mortgages, Inc., a wholly-owned subsidiary of Citigroup, under which we are the supplier of a mortgage platform and related services for Primerica in its program to market home loans to its clients in Puerto Rico.
     Oriental Trust, the bank’s trust department, is a leader in retirement planning in Puerto Rico and is a significant player in Puerto Rico’s financial planning market. We were the first bank in Puerto Rico to offer fixed and variable annuities and individual retirement accounts. We also offer Keogh and 401(k) retirement plans, IRAs, deferred compensation plans, asset protection trusts, custodial services and other trust services. Our trust department had $1.8 billion of trust assets as of September 30, 2008.
Oriental Financial Services
     Oriental Financial Services Corp. is our securities brokerage and investment banking subsidiary. Through a highly trained and customer service focused employee base, Oriental Financial Services provides financial planning services to individuals and investment banking services, encompassing both public and corporate finance, to corporations and the Puerto Rico government. Oriental Financial Services offers its customers a wide array of investment alternatives such as tax-advantaged fixed income securities, mutual funds, and various other equity and fixed income securities. It also manages and participates in public offerings and private placements of debt and equity securities in Puerto Rico. Oriental Financial Services is a Puerto Rico corporation and a full service, registered broker-dealer.

Oriental Insurance
     Oriental Insurance, Inc. is a Puerto Rico corporation and a licensed insurance producer that offers annuities and life insurance products. Since its inception, Oriental Insurance has successfully expanded in Puerto Rico to include the sale and distribution of property and casualty insurance and title insurance for individual and commercial clients. Oriental Insurance’s licensed personnel has increasingly partnered with various business groups within the company to develop new insurance business opportunities and to better serve our clients.
Caribbean Pension Consultants
     Caribbean Pension Consultants, Inc. is a Florida corporation headquartered in Boca Raton, Florida. It is engaged in the business of pension and retirement plan administration, focused on 401(k) and Keogh retirement plans in Puerto Rico, the United States, and the Bahamas. Caribbean Pension Consultants is the largest third party administrator of pension and retirement accounts in Puerto Rico.
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
Authorized Capital
     We are authorized to issue 40,000,000 shares of common stock, $1.00 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share. The following is a summary of certain rights and privileges of the common stock and serial preferred stock. Statements in this summary are qualified in their entirety by reference to our certificate of incorporation.
Common Stock
     As of September 30, 2008, there were 25,737,837 shares of common stock issued, of which 24,293,432 are outstanding and 1,444,405 are held by us as treasury shares, and 550,000 shares are reserved for issuance under our 2007 Omnibus Performance Incentive Plan, as amended and restated. As of that date, a total of 446,696 stock options are issued and outstanding under our 1996, 1998 and 2000 Incentive Stock Option Plans, and 56,000 stock options and 107,922 restricted units are granted and outstanding under the Omnibus Performance Incentive Plan. The Omnibus Performance Incentive Plan replaced and superseded the Incentive Stock Option Plans. All outstanding stock options under the Incentive Stock Option Plans continue in full force and effect, subject to their original terms. Our common stock is traded in the New York Stock Exchange under the symbol “OFG.” The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Each share of common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. At each annual meeting of stockholders in which more than one director is being elected, every stockholder entitled to vote at such election has the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares equals, or by distributing such votes on the same principle among any number of candidates.
     Subject to the rights of holders of the outstanding shares of our 7.125% Noncumulative Monthly Income Preferred Stock, Series A, and our 7.0% Noncumulative Monthly Income Preferred Stock, Series B, and any other outstanding shares of preferred stock, in the event of the liquidation, dissolution or distribution of our assets, the holders of common stock are entitled to share ratably in the assets legally available for distribution to stockholders. The common stock has no redemption, conversion or sinking fund privileges.

     Subject to any dividend preferences which may be established with respect to any series of serial preferred stock, the holders of common stock are entitled to receive, pro rata, dividends when and as declared by the board of directors out of funds legally available for the payment of dividends.
     Holders of common stock do not have preemptive rights to subscribe for or purchase additional securities of us.
     American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
Preferred Stock
     Our certificate of incorporation authorizes our board of directors to fix the designation, voting powers, preferences, limitations and relative rights of any series of our serial preferred stock at the time of issuance. As of the date of this prospectus, there are 1,340,000 shares of our Series A Preferred Stock issued and outstanding and 1,380,000 shares of our Series B Preferred Stock issued and outstanding. The rights, preferences and privileges of the Series A and Series B Preferred Stock are substantially similar, except as to the dividend rate and optional redemption dates.
PLAN OF DISTRIBUTION
     We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or to investors directly or through agents. Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Any underwriter, dealer or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
     Underwriters, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered pursuant to such prospectus supplement, if any are purchased. Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
     The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriters may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
     Other than our common stock, which is listed on the New York Stock Exchange, each series of securities will be a new issue of securities and will have no established trading market. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange.
LEGAL MATTERS
     The validity of the securities covered by this prospectus will be passed upon for us by McConnell Valdés LLC, San Juan, Puerto Rico. Ivan G. Marrero, a capital member of such firm, is the Assistant Secretary of our board of directors.
EXPERTS
     Our consolidated financial statements as of December 31, 2007 and 2006, and for the years ended December 31, 2007 and 2006, and the six-month period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference into this prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein. The audit report covering the December 31, 2007 financial statements refers to the change, effective January 1, 2006, in the method of evaluating prior year misstatements and the change, effective July 1, 2005, in the method of accounting for share-based payment in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004).
     Our consolidated statements of operations, changes in stockholders’ equity, comprehensive income, and cash flows for the year ended June 30, 2005, as restated, incorporated by reference into this prospectus from our annual report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement discussed in Note 20), and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

P R O S P E C T U S

, 2008

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than commissions and fees of the underwriters. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee		$7,860
FINRA filing fee		*
Printing and mailing expenses		*
NYSE listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Marketing expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be filed by amendment.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Section 1.02(B)(6) of the Puerto Rico General Corporation Law, as amended (the “PR-GCL”), provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duties. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit.
     Article Ninth of our certificate of incorporation provides that the personal liability of our directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the PR-GCL.
     Section 4.08 of the PR-GCL authorizes a Puerto Rico corporation to indemnify its officers and directors and to purchase and maintain insurance on behalf of its officers and directors against liabilities arising out and pending or threatened actions, suits or proceedings to which such officers or directors are or may be made parties by reason of being officers or directors of the corporation. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of shareholders or otherwise.
     Section 1 of Article VII of our by-laws provides that our directors, officers, employees and agents shall be indemnified to the fullest extent authorized by the PR-GCL against expenses and certain other liabilities arising out of legal action brought or threatened against them for their conduct on our behalf, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to our best interests. Indemnification by us is available in a criminal action only if such person had no reasonable cause to believe that his or her conduct was unlawful.
     Section 4 of Article VII of our by-laws provides that we may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not we would have the power or would be required to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy.

ITEM 16. EXHIBITS.

Exhibit No.	Description of Document

1	Form of Underwriting Agreement*

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4 to our registration statement on Form S-3, as amended, filed on February 12, 2004, Registration No. 333-112776)

4.2	Certificate of Designation of the Preferred Stock*

4.3	Form of Preferred Stock Certificate*

4.4	Form of Warrant*

5	Opinion of McConnell Valdés LLC regarding legality**

12	Statement re: Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of McConnell Valdés LLC (included in the opinion of counsel filed as Exhibits 5 hereto)**

24	Power of Attorney (included in page II-3 hereof)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

**	To be filed by amendment.
ITEM 17. UNDERTAKINGS.
     The undersigned registrant hereby undertakes:
          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
               (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
               (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico, on the 14th day of November, 2008.

ORIENTAL FINANCIAL GROUP INC.
By:	/s/ José Rafael Fernández
José Rafael Fernández
President, Chief Executive Officer and Vice Chairman of the Board of Directors

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints José Rafael Fernández, Norberto González, and Julio Micheo, each acting singly, his true and lawful attorneys-in-fact and agents each with full power of substitution and re-substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(a) under the Securities Act of 1933, and to file the same, with all entities thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to interest and purposes as he might or could do in person, hereby notifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/José Rafael Fernández José Rafael Fernández	President, Chief Executive Officer and Vice Chairman of the Board of Directors	November 14, 2008

/s/Norberto González Norberto González	Executive Vice President and Chief Financial Officer	November 14, 2008

/s/Carlos Viña Carlos Viña	Senior Vice President and Controller	November 14, 2008

/s/José J. Gil de Lamadrid José J. Gil de Lamadrid	Chairman of the Board of Directors	November 14, 2008

SIGNATURE	TITLE	DATE

/s/Juan Carlos Aguayo Juan Carlos Aguayo	Director	November 14, 2008

/s/Pablo I. Altieri Pablo I. Altieri	Director	November 14, 2008

/s/Maricarmen Aponte Maricarmen Aponte	Director	November 14, 2008

/s/Francisco Arriví	Director	November 14, 2008
Francisco Arriví

/s/Nelson García Nelson García	Director	November 14, 2008

/s/Julian S. Inclán Julian S. Inclán	Director	November 14, 2008

/s/Rafael Machargo-Chardón Rafael Machargo-Chardón	Director	November 14, 2008

/s/Pedro Morazzani Pedro Morazzani	Director	November 14, 2008

/s/Josen Rossi Josen Rossi	Director	November 14, 2008

INDEX OF EXHIBITS

Exhibit No.	Description of Document

1	Form of Underwriting Agreement*

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4 to our registration statement on Form S-3, as amended, filed on February 12, 2004, Registration No. 333-112776)

4.2	Certificate of Designation of the Preferred Stock*

4.3	Form of Preferred Stock Certificate*

4.4	Form of Warrant*

5	Opinion of McConnell Valdés LLC regarding legality**

12	Statement re: Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of McConnell Valdés LLC (included in the opinion of counsel filed as Exhibits 5 hereto)**

24	Power of Attorney (included in page II-3 hereof)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

**	To be filed by amendment.